KEURIG, INCORPORATED

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GREEN MOUNTAIN COFFEE ROASTERS, INC.

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MD CO.

SHAREHOLDER RIGHTS AGREEMENT

April 4, 2002

TABLE OF CONTENTS

                                        Article 1 Business and Affairs of the Corporation *

1.1 Definitions *

1.2 Termination of Previous Agreements *

1.3 The Board of Directors *

Article 2 General Matters Relating to the Holding of Shares and Permitted Transfers *

2.1 General Prohibition on Transfer *

2.2 No Registration of Transfer Unless Transferee is Bound *

2.3 Permitted Transfers by GMCR *

2.4 Pledge of Shares to Financial Institutions *

Article 3 Sale of shares and sale of corporation *

3.1 Determining Timing of Liquidity Event *

3.2 Right to Drag Along *

Article 4 Additional share issuances by corporation *

4.1 First Refusal Rights *

4.2 Waiver of First Refusal Rights *

Article 5 Sale of shares by GMCR *

5.1 First Opportunity to Purchase *

5.2 Purchaser Bound By Shareholder Rights Agreement *

Article 6 Additional joint voting obligations *

6.1 Voting Under Direction of MD Co. *

Article 7 Change of business *

7.1 GMCR Consent in Unrelated Business *

Article 8 General Provisions *

8.1 Currency *

8.2 Independent Advice *

8.3 Invalidity of Provisions *

8.4 Entire Agreement, Paramountcy *

8.5 Waiver, Amendment *

8.6 Governing Law and Attornment *

8.7 Term *

8.8 Termination Not to Affect Rights or Obligations *

8.9 Notices *

8.10 Time of Essence *

8.11 Further Assurances *

8.12 Assignment *

8.13 Counterparts *

8.14 Enurement *

SCHEDULE "A" - DEFINITIONS

SHAREHOLDER RIGHTS AGREEMENT

THIS AGREEMENT is made as of the 4th day of April, 2002

A M O N G :

KEURIG, INCORPORATED, a corporation existing under the laws of the State of Delaware

(the "Corporation")

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GREEN MOUNTAIN COFFEE ROASTERS, INC., a corporation existing under the laws of Vermont ("GMCR")

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MD Co., a general partnership existing under Massachusetts law

("MD Co.")

RECITALS:

  The authorized capital of the Corporation consists of 6,500,000 Common Shares, 3,142,557 shares of which are issued and outstanding; 103,091 shares of Series A Preferred Stock, 60,342 shares of which are issued and outstanding; 500,000 shares of Series B Preferred Stock, 500,000 shares of which are issued and outstanding; and 1,550,000 shares of Series C Preferred Stock, 1,550,000 shares of which are issued and outstanding.

  The Shareholders and the Corporation wish to enter into this Agreement to provide for certain restrictions and obligations relating to the manner in which the voting rights attached to the Shares will be exercised, with respect to the transfer and ownership of Shares and to govern certain aspects of the relationship among the Shareholders.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other consideration (the receipt and sufficiency of which is acknowledged by the parties), the parties agree as follows:

  Business and Affairs of the Corporation

    Definitions

    Capitalized terms used and not otherwise defined in this Agreement have the meanings attributed to them in Schedule A  to this Agreement.

    Termination of Previous Agreements

    To the extent that any of the Shareholders has entered into any previous agreement between themselves with respect to the matters contemplated by or similar to those contemplated by either this Agreement or any other written agreement entered into contemporaneously with this Agreement, the Shareholders agree that all such agreements, save and except the Stock Rights Agreement, the First Refusal Agreement, and the Voting Agreement, are terminated and of no further force and effect as of the date of this Agreement but without affecting any rights or obligations thereunder heretofore accrued.

    The Board of Directors

  The composition of the Board of Directors will be governed by the provisions of the Voting Agreement. The Shareholders will vote their Shares as directed by MD Co. with respect to any proposed amendment to or waiver of the Voting Agreement. Notwithstanding the foregoing, in the event that a representative of any other licensed roaster is elected to the Board of Directors then the Corporation and MD Co. will promptly cause a representative of GMCR to be elected to the Board of Directors.

  General Matters Relating to the Holding of Shares and Permitted Transfers

    General Prohibition on Transfer

    GMCR will not Transfer any Shares except in accordance with this Agreement. A purported Transfer of any Share in violation of this Agreement will not be valid and no related voting rights may be exercised and no purported exercise of any related voting rights will be valid and no dividend or distribution will be paid or made. In addition to any other remedies to enforce the provisions of this Agreement, if GMCR purports to Transfer any Share in violation of this Agreement, it agrees to donate and hereby donates to the Corporation all dividends and distributions paid or made in respect of that Share during the period of the prohibited Transfer. In order to effectuate the terms of this Agreement, each certificate of stock issued to each of the Shareholders evidencing ownership of Shares shall bear the following legend:

    "The Shares of stock evidenced by this certificate are subject to a certain shareholder rights agreement among the Company and certain of its shareholders providing for certain restrictions and obligations relating to the manner in which the voting rights attached to the Shares will be exercised, with respect to the transfer and ownership of Shares and to govern certain aspects of the relationship among such shareholders. The Company will furnish a copy of such agreement to the holder of this certificate upon written request and without charge."

    GMCR agrees on or promptly after the execution of this Agreement to present any certificates representing its Shares to be legended in accordance with this Section 2.1.

    No Registration of Transfer Unless Transferee is Bound

    Subject to Section 5.2 with respect to certain Transfers by GMCR, if GMCR Transfers any Share to any other Person in accordance with this Agreement, no Transfer will be made effective, no application will be made to the Corporation to register the Transfer, and the Corporation will not register that Transfer on its securities register until the proposed Transferee and the Person, if any, who controls the proposed Transferee (i) becomes subject to all of the obligations of the Transferor under this Agreement and the Voting Agreement and (ii) agrees to be bound by this Agreement and the Voting Agreement as if the proposed Transferee were a signatory to this Agreement and the Voting Agreement in writing, by executing a counterpart signature page to this Agreement and the Voting Agreement. The above does not apply to a Transfer of Shares from one Shareholder to another Shareholder.

    Permitted Transfers by GMCR

    Provided that GMCR gives notice to the Corporation and to the other Shareholders, GMCR shall be permitted to transfer all but not less than all of the Shares owned by it to a Controlled Entity provided that:

          such Controlled Entity agrees to be bound by the terms of this Agreement and the Voting Agreement as such terms apply to the transferor or GMCR and signs counterparts of this Agreement and the Voting Agreement to that effect;

          such Controlled Entity and its shareholders, members or partners agree that there will be no change of control of the Controlled Entity without the expressed consent of the Shareholders; and

          notwithstanding the transfer of Shares permitted by this Section 2.3, the transferor or GMCR shall remain liable and be bound by the terms of this Agreement and the Voting Agreement.

    Pledge of Shares to Financial Institutions

  GMCR may mortgage, hypothecate, pledge or grant a security interest in, all, but not less than all, of the Shares owned by it as security for a bona fide loan from a financial institution (a "Permitted Lender"), provided that the Permitted Lender has agreed by instruments, in form and substance satisfactory to the other parties then bound by this Agreement and the Voting Agreement (such instruments to be delivered to these other parties prior to the time the mortgage, hypothecation, pledge or security interest becomes effective or attaches) that, in the event of realization, the Permitted Lender will deal with the Shares only in accordance with the terms of this Agreement and the Voting Agreement as if the Permitted Lender were GMCR, it being the intention that all the provisions of this Agreement and all of the provisions of the Voting Agreement will apply to the Permitted Lender.

  Sale of shares and sale of corporation

    Prohibition on Sale by MD Co.

    MD Co. agrees that during such time as GMCR is subject to the terms of this Agreement MD Co. will not Transfer its Shares to any Person without the consent of GMCR, provided however that notwithstanding the foregoing MD Co. may Transfer its Shares without the consent of GMCR:

    (a) to any Person that is a Controlled Entity in relation to MD Co.;

    (b) to any Person that is a trustee of the Memorial Drive Trust or of a successor trust;

    (c) to any Person that is not a coffee roaster, office coffee distributor, food distributor or coffee brewing equipment manufacturer or marketer and to which MD Co. assigns its rights under this Agreement and the Voting Agreement (and GMCR hereby agrees to consent to any such assignment);

    (d) pursuant to a Liquidity Event; or

    (e) to any Person if at the time of such Transfer (i) MD Co. and GMCR do not collectively own at least a majority of all issued and outstanding voting stock of the Corporation and at least that number of shares of Preferred Stock which, if converted, would entitle MD Co. and GMCR to hold at least 65% of the Common Stock issuable upon conversion of the Series B Preferred Stock and the Series C Preferred Stock or (ii) MD Co. does not have the right to cause the election to the Board of Directors of such number of its nominees as then would constitute a majority of the Board of Directors (provided that MD Co. shall not cause an amendment to the Voting Agreement or take any other voluntary action with respect to the Voting Agreement for the sole purpose of enabling MD Co. to Transfer its Shares without the consent of GMCR pursuant to this Section 3.1(e)(ii)). .

    Determining Timing of Liquidity Event

    The Shareholders will if directed by MD Co., vote their Shares to approve a Liquidity Event authorized by the Board of Directors.

    Right to Drag Along

  If the Board of Directors receives from any arm's length party (which party may be GMCR) (the "Purchaser") an offer in writing to purchase all of the issued and outstanding Shares at a price per share and on terms that have been approved by the Board of Directors (the "Approved Offer") after compliance with any notices required in the Corporation's licensing agreements, then MD Co. will have the right to require the other Shareholders, by notice (the "Approved Offer Notice") setting out in reasonable detail the terms of the Approved Offer, to accept the Approved Offer and to Transfer all their Shares to the Purchaser on the same terms as are contained in the Approved Offer. For greater certainty this section shall apply regardless of whether the Purchaser proposes to purchase all of the Shares directly, or by way of merger, amalgamation, reorganization, arrangement or other similar transaction which results in the Purchaser or an Affiliate thereof owning all of the Shares.

  Additional share issuances by corporation

    First Refusal Rights

    In the event that the Board of Directors authorizes the Issue (as that term is defined in the First Refusal Agreement) of any Shares, the Shareholders will vote their Shares as directed by MD Co. with regard to the proposed Issue provided that GMCR shall be entitled to exercise its first refusal rights pursuant to the First Refusal Agreement in order to purchase its Percentage Entitlement, as that term is defined in the First Refusal Agreement, subject to any amendment of the First Refusal Agreement or waiver of the performance of any of its terms as provided in section 7 thereof.

    Waiver of First Refusal Rights

Notwithstanding Section 4.1, GMCR will waive its first refusal rights in respect of the Issue of Shares to (a) Van Houtte Inc. on or before February 4, 2003 provided that the aggregate number of Common Stock equivalents owned by Van Houtte Inc. remains equal to or less than the Common Stock equivalents owned by GMCR or (b) a single investor approved by the Board of Directors (an "Approved Investor") in circumstances where the purchase price is equal to or greater than $6.50 per Common Stock Equivalent and it is a condition precedent of the purchase of Shares by such investor that the Shareholders waive their first refusal rights, provided that so long as GMCR owns, prior to such issuance to an Approved Investor, at least one million five hundred thousand (1,500,000) Common Stock Equivalent Shares (as adjusted for stock splits, stock dividends, combinations and the like), GMCR shall not be required to waive such rights in the case of any Issue under clause (b) above:

(i) if such Approved Investor would, after completion of the Issue own a greater number of Common Stock Equivalent Shares than are then owned by GMCR; and

    if such Issue to the Approved Investor would result in the reduction in GMCR's ownership of Common Stock Equivalent Shares to less than 10% of the total issued and outstanding Common Stock Equivalent Shares.

In the case where the Issue of Shares is to an Approved Investor and would fully satisfy the requirements of clause (b) above except that the purchase price is less than $6.50 per Common Stock Equivalent, GMCR and the other shareholder parties to the First Refusal Agreement shall be entitled to exercise their respective first refusal rights pursuant to the First Refusal Agreement in order to purchase their respective Percentage Entitlement of such Issue, provided that GMCR shall be nevertheless required to waive such rights if GMCR and such other shareholder parties fail to collectively subscribe to one hundred percent (100%) of such Issue and any other securities or notes or other obligations of the Corporation that are proposed to be sold or issued in connection with such Issue of Shares.

  Sale of shares by GMCR

    First Opportunity to Purchase

    Prior to February 4, 2007, GMCR will not Transfer its Shares, except to a Controlled Entity pursuant to Section 2.3, unless and until it shall have given the Corporation and MD Co. at least 120 days notice of its intention to Transfer its Shares. In the event that, at the end of such notice period, neither the Corporation nor MD Co., nor a transferee identified by them, has purchased GMCR's Shares, GMCR shall then be free to Transfer its Shares to any Person, provided that it Transfers no less than 100,000 shares in any single transaction, subject to adjustments for stock splits, stock dividends and the like.

    Purchaser Bound By Shareholder Rights Agreement

  Notwithstanding Section 2.2, in the event that GMCR Transfers its Shares (the "GMCR Shares") at any time prior to February 4, 2007, the transferee of the GMCR Shares will not be required to become a party to this Agreement unless such transferee is a coffee roaster, office coffee distributor, food distributor or a coffee brewing equipment manufacturer or marketer, in which case such transferee will be required to become a party to this Agreement and the Voting Agreement and, in addition, any transferee or subsequent transferee of the GMCR Shares will be required to covenant in favor of GMCR, MD Co. and the Corporation that any such transferee or subsequent transferee will not at any time prior to February 4, 2007 Transfer any GMCR Shares to a coffee roaster, office coffee distributor, food distributor or a coffee brewing equipment manufacturer or marketer unless such transferee or subsequent transferee becomes a party to this Agreement and the Voting Agreement, it being the intention of the parties that any Person who at any time prior to February 4, 2007 acquires any shares that at any time were GMCR Shares shall be required to become a party to this Agreement and to the Voting Agreement if such Person is a coffee roaster, office coffee distributor, food distributor or a coffee brewing equipment manufacturer or marketer whether such Person acquired such shares directly from GMCR, from GMCR's direct transferee or otherwise.

  Additional joint voting obligations

    Voting Under Direction of MD Co.

  The Shareholders will vote their Shares as directed by MD Co. with respect to (a) any proposed amendment of the Certificate of Incorporation of the Corporation to effect any alteration, change or amendment of the preference, conversion, dividend or redemption rights of the Preferred Stock where such alteration, change or amendment is a condition precedent of the purchase of shares or debt by an investor approved by the Board of Directors, provided that any such related alterations, changes and amendments do not enhance or improve the rights of (x) the Preferred Stock or (y) MD Co. and/or MD Co. Successors to the exclusion of other holders of the same class or classes of capital stock of the Corporation held by MD Co. and/or MD Co. Successors from time to time, and (b) to ratify any amendment to the Corporation's equity incentive plans as in effect from time to time that has been adopted by the Board of Directors.

  Change of Business and access to financial information

    GMCR Consent in Unrelated Business

    Provided that GMCR owns no less than 10% of the issued and outstanding Common Stock Equivalent Shares, the Corporation will not, without the prior approval of GMCR, invest an amount in excess of 10% of the book value of its assets, as reflected in the financial statements for its most recently completed fiscal year in a business that is not directly related to the Business.

    GMCR Access to Financial Information

  The Corporation shall provide GMCR with such financial information regarding the Corporation (the "Financial Information") that is required to enable GMCR to comply with applicable federal securities laws in respect of GMCR's ownership of the Corporation's capital stock and not in respect of any other purpose or arrangement that may relate to the Corporation's stock or the Corporation's financial position or otherwise, as shall be reasonably requested by GMCR from time to time.

  General Provisions

    Currency

    Except where otherwise expressly provided, all amounts in this Agreement are stated and will be paid in currency of the United States of America.

    Right to Certain Notice

    In the event that the Corporation decides to sell or divest all or substantially all of its business, or enter into a similar corporate transaction (including a merger, consolidation, sale of assets or other corporate reorganization), the Corporation shall provide GMCR with reasonable prompt notice of its decision. Such notice shall be deemed reasonable and prompt if notice is given at least 30 days prior to the date that the Corporation's Board of Directors has authorized management to market the company for sale; or, in the case where the Corporation has received an unsolicited offer to sell all or a material part of its business or enter into a corporate transaction as described above, if notice is given within 60 days following the date that the Corporation's Board of Directors has authorized management to engage in sale discussions with the prospective buyer, provided that notwithstanding the foregoing, the Corporation provides at least 30 days notice prior to signing a letter of intent to enter into a sale agreement with such prospective buyer.

    Independent Advice

    The Shareholders acknowledge and agree that they have had a reasonable opportunity to seek independent professional advice with respect to this Agreement.

    Invalidity of Provisions

    Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any provision by a court of competent jurisdiction will not affect the validity or enforceability of any other provision.

    Entire Agreement, Paramountcy

    This Agreement, the Voting Agreement, the Stock Rights Agreement, and the Right of First Refusal Agreement constitute the entire agreement between the parties pertaining to the subject matter hereof and thereof. GMCR hereby ratifies and confirms the validity and binding effect on it of the Voting Agreement, the Stock Rights Agreement, and the First Refusal Agreement. No reliance is placed on any representation, opinion, advice or assertion of fact made by any party hereto, or its directors, officers and agents, to any other party hereto or its directors, officers and agents, except to the extent that the same has been reduced to writing and included as a term of such documents. Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any representation, opinion, advice or assertion of fact, except to the extent specified above.

    Waiver, Amendment

    Except as expressly provided in this Agreement, no amendment of this Agreement will be binding unless executed in writing by the Corporation, MD Co., and GMCR. No waiver of this Agreement or of any provision hereof will be binding unless executed in writing by the Corporation, MD Co., and GMCR, or will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided. Notwithstanding anything contained herein above, any provision of this Agreement may be amended to add additional Shareholder parties to this Agreement and to provide the benefits of this Agreement in respect of any capital stock of the Corporation held by existing and/or additional Shareholder parties, including without limitation amending the definition of "Shares" for purposes of this Agreement to include any subsequent series or class of capital stock of the Corporation, with the written consent of the Corporation and MD Co., provided that in the event any such additional Shareholder party to this Agreement requests and receives from the Corporation more advantageous terms herein than those presently applicable to GMCR, such terms will be afforded to both GMCR and the additional Shareholder party.

    Governing Law and Attornment

    This Agreement is governed by the internal substantive laws of the Commonwealth of Massachusetts and the laws of the United States of America applicable therein and each of the parties submits to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts.

    Term

    This Agreement will come into force and effect as of the date set out on the first page of this Agreement and, except as provided below, will continue in force until the earliest of:

      the date of the occurrence of a Liquidity Event;

      the date on which MD Co. or its Controlled Entity or the MD Co. Successor or its Controlled Entity no longer owns any Shares;

      as to any particular party, the date on which such party no longer owns any Shares;

      February 4, 2007; and

      the date on which this Agreement is terminated by written agreement of the Corporation and the following Shareholders who remain parties to this Agreement at such time: MD Co. and GMCR.

    Termination Not to Affect Rights or Obligations

    A termination of this Agreement will not affect or prejudice any rights or obligations that have accrued or arisen under this Agreement prior to the time of termination.

    Notices

    Any notice or other communication required or permitted to be given pursuant to this Agreement must be in writing given by either next-day courier or facsimile or other means of electronic communication (including, without limitation, via e-mail, provided that the recipient has acknowledged receipt) and addressed as follows:

          if to the Corporation:

          101 Edgewater Drive
          Wakefield, MA
          USA 01880

          Attention: Nick Lazaris, Chief Executive Officer
          Telecopier number: 781-246-5003

          E-mail: nick@keurig.com

          with a copy to:

          Chu, Ring & Hazel LLP
          49 Melcher Street
          Boston, MA
          USA 02210

          Attention: John Chu
          Telecopier number: 617-443-9840
          E-mail: jhchu@chu-ring.com

          if to GMCR:

          Green Mountain Coffee Roasters, Inc.
          33 Coffee Lane
          Waterbury, VT 05676

          Attention: Stephen Sabol, Vice President

          with a copy to:

          H. Kenneth Merritt
          Merritt & Merritt
          P.O. Box 5839
          Burlington, VT 05402,

          Telecopier number: (802) 658-0978
          E-mail: kmerritt@merritt-merritt.com.

          if to MD Co.:

                                125 CambridgePark Drive
                                Cambridge, MA 02140-2314
                                Attention: Lawrence Kernan
                                Telecopier number: (617) 234-2210
                                E-mail: kernan@mdtai.com

                                with a copy to:

                                Bingham Dana LLP
                                150 Federal Street
                                Boston, MA 02110
                                Attention: David L. Engel
                                Telecopier number: (617) 951-8736
                                E-mail: dlengel@bingham.com

    Any notice sent by courier or by facsimile or other method of electronic communication will be deemed to be received on the business day following sending. Notice of change of address will also be governed by this section.

    Time of Essence

    Time is of the essence of this Agreement.

    Further Assurances

    The Shareholders will vote and act at all times as shareholders of the Corporation and in all other respects use reasonable efforts to take all steps, execute all documents and do all acts and things as may be reasonably within their power to implement to their full extent the provisions of this Agreement and to cause the Corporation to act in the manner contemplated by this Agreement and to exercise their voting rights to implement to their full extent the provisions of this Agreement.

    Assignment

    Subject to the express provisions of this Agreement, this Agreement is not assignable by any party without the prior written consent of the other parties.

    Counterparts

    This Agreement may be signed via facsimile and in counterparts and each counterpart will constitute an original document and those counterparts, taken together, will constitute one and the same instrument.

    Enurement

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and legal personal representatives and permitted assigns.

IN WITNESS WHEREOF the parties have executed this agreement.

KEURIG, INCORPORATED

                   By: s/s Nicholas Lazaris

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By: s/s Stephen J. Sabol

MD Co.

By: s/s R. Schorr Berman
R. Schorr Berman, Partner

  Schedule A - Definitions

  In this Agreement,

  "Affiliate" means, in respect of any corporation or other legal entity (including joint ventures), any Person which, directly or indirectly, Controls or is Controlled by or is under common Control with the corporation or other legal entity;

  "Agreement" means this agreement and all schedules, if any, attached to this agreement, in each case as they may be supplemented, amended, restated or otherwise modified from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this agreement, and unless otherwise indicated, references to Articles and sections are to the specified Articles and sections in this agreement;

  "Board of Directors" means the board of directors of the Corporation from time to time;

  "Business" means, directly or through third parties, the design, development, manufacturing, marketing and sales of brewer and portion-pack single-cup beverage systems and related manufacturing equipment and accessory products for both home and away-from-home market segments on a global basis;

  "Common Shares" means the common shares in the capital of the Corporation as set forth in the certificate of incorporation of the Corporation on the date hereof, and any shares into which such shares are changed or by which such shares are replaced;

  "Common Stock Equivalents" means the aggregate of the issued and outstanding Common Shares and the Common Shares issuable upon the conversion of the issued and outstanding shares of Preferred Stock and upon the conversion of any other shares of convertible stock of the Corporation that are outstanding from time to time and upon the conversion of all outstanding options, warrants or others rights of conversion pursuant to which the Corporation is or may become obligated to issue any Common Shares, directly or indirectly;

  "Control" means:

      when applied to the relationship between a Person and a corporation, the beneficial ownership by that Person at the relevant time of shares of that corporation carrying more than the greater of 50% of the voting rights ordinarily exercisable at meetings of shareholders of that corporation and the percentage of voting rights ordinarily exercisable at meetings of shareholders of that corporation that are sufficient to elect a majority of the directors of that corporation; and

      when applied to the relationship between a Person and an unincorporated entity, the beneficial ownership by that Person at the relevant time of more than 50% of the ownership interests of the unincorporated entity in circumstances where it can reasonably be expected that that Person directs the affairs of the unincorporated entity;

and the words "Controlled by", "Controlling" and similar words have corresponding meanings; provided that a Person (the "first-mentioned Person") who Controls a corporation or an unincorporated entity (the "second-mentioned Person") will be deemed to Control a corporation or unincorporated entity that is Controlled by the second-mentioned Person and so on; and the words "Control Directly" and similar words mean Control otherwise than by reason of the application of the proviso above and the words "Control Indirectly" and similar words mean Control by reason of the application of this proviso;

"Controlled Entity" means in relation to a Shareholder, a Person Controlled by that Shareholder;

"First Refusal Agreement" means the Second Amended and Restated First Refusal Agreement dated as of February 4, 2002, as amended and in effect from time to time, among the Corporation and the investor parties thereto;

"Liquidity Event" means sale of all of the issued and outstanding Shares, a merger or consolidation with or into another corporation or other entity, a sale of all or substantially all of the assets of the Corporation or a Qualified Initial Public Offering;

"Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

"Preferred Stock" means, collectively, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock;

"Qualified Initial Public Offering" has the meaning attributed to it in the Stock Rights Agreement;

"Series A Preferred Stock" means the Series A convertible, redeemable Preferred Stock, par value $0.01 per share of the Corporation;

"Series B Preferred Stock" means the Series B convertible, redeemable Preferred Stock, par value $0.01 per share of the Corporation;

"Series C Preferred Stock" means the Series C convertible, redeemable Preferred Stock, par value $0.01 per share of the Corporation;

"Shares" means shares in the capital of the Corporation of whatever class or series held from time to time by the Shareholders during the term of this Agreement;

"Shareholders" means MD Co. and GMCR, as long as they own any Shares, and any other holder of Shares or Persons Controlling directly or indirectly a holder of Shares who may become bound by this Agreement;

"Stock Rights Agreement" means the Stock Rights Agreement dated as of February 4, 2002, as amended and in effect from time to time, among the Corporation and the investor parties thereto;

"Transfer" includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of security interest or other arrangement by which possession, legal title or beneficial ownership passes from one Person to another, or to the same Person in a different capacity, whether or not voluntary and whether or not for value, and any agreement to effect any of the foregoing; and the words "Transferred", "Transferring" and similar words have corresponding meanings;

"Voting Agreement" means the Voting Agreement dated as of February 4, 2002, as amended and in effect from time to time, among the Corporation and the investor parties thereto.